SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                          FORM 8-A/A


                       AMENDMENT NO. 2
            To Registration Statement on Form 8-A
  filed November 28, 1986, as amended on December 23, 1988,
                         relating to
               Preferred Stock Purchase Rights


      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
           PURSUANT TO SECTION 12(b) or (g) OF THE
               SECURITIES EXCHANGE ACT OF 1934


             CENTURY TELEPHONE ENTERPRISES, INC.
    (Exact name of registrant as specified in its charter)


             Louisiana                      72-0651161
    (State of incorporation)              (I.R.S.Employer
          or organization)             Identification Number)

       100 Century Park Drive, Monroe, Louisiana       71203
      (Address of principal executive offices)      (Zip Code)

    Securities registered pursuant to Section 12(b) of the Act:

      Title of each class                 Name   of  each exchange
         so registered              on which each class is registered

Series AA Junior Participating Preferred      New York Stock Exchange
          Stock Purchase Rights

If  this  Form relates to the registration of a class of  debt
securities  and is effective upon filing   pursuant to General
Instruction A.(c)(1), please check the following box.  [   ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction
A.(c)(2), please check the following box.  [   ]

 Securities to be registered pursuant to Section 12(g) of the
                             Act:

                             None


The undersigned registrant hereby amends the following items and exhibits or other portions of its Registration Statement on Form 8-A as follows:

1. Item 1 is hereby amended to read in its entirety as follows:

          The preferred stock purchase rights (the "Former Rights") of Century Telephone Enterprises, Inc. (the "Company") registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to the Company's Registration Statement on Form 8-A filed November 28, 1986, as amended on December 23, 1988 (the "Registration Statement"), expired on November 27, 1996. Accordingly, the Company hereby removes all of the Former Rights from registration under the Registration Statement. Successor rights were registered under the Exchange Act pursuant to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 30, 1996.

2.   Item 2 is hereby deleted.


                            Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its registration statement to be
signed  on  its  behalf  by  the  undersigned,   thereto  duly
authorized.


                           CENTURY  TELEPHONE  ENTERPRISES, INC.


                                 By:  /s/ Harvey P. Perry
                                       Harvey P. Perry
                                       Senior Vice President,
                                       General  Counsel   and
                                       Secretary


Dated:  December 2, 1996